As filed with the Securities and Exchange Commission on May 27, 1999
                                                          Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      GLENBOROUGH REALTY TRUST INCORPORATED
      (Exact Name of Registrant as Specified in Its Governing Instruments)

                Maryland                              94-3211970
        (State or Other Jurisdiction               (I.R.S. Employer
   of Incorporation or Organization)              Identification Number)

                      400 South El Camino Real, 11th Floor
                           San Mateo, California 94402
                                 (650) 343-9300
          (Address, Including Zip Code, and Telephone Number,
      Including Area Code, of Registrar's Principal Executive Offices)

               Options granted pursuant to agreements made between
       Glenborough Realty Trust Incorporated and certain of its employees
                              (Full Title of Plan)

                               Frank Austin, Esq.
          Senior Vice President, Glenborough Realty Trust Incorporated
                      400 South El Camino Real, 11th Floor
                           San Mateo, California 94402
                                 (650) 343-9300
             Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Agent for Service)

                                   Copies to:

                            Stephen J. Schrader, Esq.
                             Justin L. Bastian, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 813-5600


===================================================================================================================================

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
  Title of Shares to be       Amount to be             Proposed Maximum            Proposed Maximum       Amount of Registration
         Registered            Registered (1)       Aggregate Price Per Share    Aggregate Offering Price             Fee
------------------------- ------------------------- --------------------------- --------------------------- -----------------------

Common Stock, $.001
  par value ..............    1,000,000 shares            $18.40625 (2)               $18,406,250(2)               $5,429.84
------------------------- ------------------------- --------------------------- --------------------------- -----------------------

(1)      Plus such  indeterminate  number  of shares as may be issued  resulting
         from  stock  splits,   stock  dividends  or  similar   transactions  in
         accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on May 25, 1999.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.



                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation Of Certain Documents By Reference

    The Commission allows us to "incorporate by reference" the information we file with the Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces that information.

    The documents listed below have been filed by us under the Exchange Act with the Commission and are incorporated herein by reference:

    a.  Our Annual Report on Form 10-K for the year ended December 31, 1998;

    b. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999;

    c. Our Current Reports on Form 8-K filed with the Commission on January 27, 1999 and April 23, 1999;

    d. The description of our Common Stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A (File No. 1-14162).


    In addition, we incorporate by reference all documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

    The Maryland GCL permits a Maryland Corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which limits such liability to the maximum extent permitted by the Maryland GCL.

    The Charter authorizes the Company to obligate itself to indemnify its present and former officers and directors and to pay or reimburse reasonable expenses for those individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time by the laws of Maryland. The Bylaws of the Company obligate it to indemnify, and advance expenses to present, former and proposed directors and officers to the maximum extent permitted by Maryland law. The Maryland GCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had a reasonable cause to believe that the act or omission was unlawful. However, a corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland GCL requires the Company, as conditions to advancing expenses, to obtain (i) a written affirmation by the director or officer of his good-faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the applicable Bylaws and (ii) a written statement by him or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Bylaws of the Company also permit the Company to provide indemnification and to advance expenses to a present or former director or officer who served a predecessor of the Company in that capacity, and to any employee or agent of the Company, or a predecessor of the Company. Finally, the Maryland GCL requires a corporation (unless its charter provides otherwise, which the Company's Charter does not) to indemnify a director or officer who has been successful on the merits, or otherwise, in the defense of any proceeding to which he is made a party by reason of service in that capacity.

    The Company has entered into indemnification agreements with each of its directors and executive officers to provide them with indemnification to the full extent permitted by the Charter and Bylaws of Company.

    The Company has obtained an insurance policy to provide liability coverage for directors and officers of Company.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits

         The exhibits set forth in the Exhibit Index herein are incorporated by reference into this Item 8.

Item 9.  Undertakings

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of these securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on May 27, 1999.

                                        GLENBOROUGH REALTY TRUST
                                        INCORPORATED

                                        By: /s/ Robert Batinovich
                                        ---------------------
                                        Robert Batinovich, Chairman and
                                        Chief Executive Officer

                            POWER OF ATTORNEY

    The undersigned hereby constitutes and appoints Robert Batinovich, Andrew Batinovich, Stephen Saul and Frank E. Austin as his/her true and lawful attorneys-in-fact and agents, jointly and severally, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Registration Statement on Form S-8 and to execute any amendments thereto (including post-effective amendments) or certificates that may be required in connection with this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and granting unto said attorneys-in-fact and agents, jointly and severally, the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, jointly and severally, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

       Signature                       Title                                                    Date

       /s/ Robert Batinovich           Chairman and Chief Executive Officer                     May 27, 1999
       ---------------------
          Robert Batinovich

       /s/ Andrew Batinovich           Director, President and Chief Operating Officer          May 27, 1999
       ---------------------
         Andrew Batinovich

       /s/ Stephen Saul                Executive Vice President and Chief Financial Officer     May 27, 1999
       ----------------
          Stephen Saul

       /s/ Terri Garnick               Senior Vice President and Chief Accounting Officer       May 27, 1999
       -----------------
          Terri Garnick

       /s/ Richard C. Blum             Director                                                 May 27, 1999
       -------------------
          Richard C. Blum

       /s/ Patrick Foley               Director                                                 May 27, 1999
       -----------------
       Patrick Foley

       /s/ Richard A. Magnuson         Director                                                 May 27, 1999
       -----------------------
          Richard A Magnuson

       /s/ Laura Wallace               Director                                                 May 27, 1999
       -----------------
          Laura Wallace

                                  EXHIBIT INDEX


    Exhibit
    Number                           Description
---------------  --------------------------------------------------------
      5.1        Opinion of Morrison & Foerster LLP

      23.1 Consent of Arthur Andersen LLP, independent public accountants

      23.2       Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

      24.1       Power of Attorney (included on signature page hereto)

                                                                Exhibit 5.1
May 27, 1999



Glenborough Realty Trust Incorporated
400 South El Camino Real, Suite 1100
San Mateo, CA 94402-1708

Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-8 to be filed by Glenborough Realty Trust Incorporated, a Maryland corporation (the "Company") with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 shares of the Company's Common Stock, $.001 par value (the "Stock") which will be issuable pursuant to the grant (the "Grant") approved by the Company's shareholders at the Company's 1999 Annual Shareholders Meeting.

    In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by you in connection with the adoption of the Grant and the authorization of the issuance of the shares of Common Stock described above (the "Plan Shares") and such documents as we have deemed necessary or appropriate for purposes of this opinion.

    Based upon and subject to the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plan, will be legally issued, fully paid, and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,



                                             /s/Morrison & Foerster LLP

                                                            Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 15, 1999 on the consolidated financial statements of Glenborough Realty Trust Incorporated included in the Form 10-K of Glenborough Realty Trust Incorporated for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.




                                                 /s/ ARTHUR ANDERSEN LLP

San Francisco, California
May 27, 1999